Certain information indicated with [***] in this document has been omitted from this exhibit because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

GENERIC API SUPPLY AGREEMENT
This GENERIC API SUPPLY AGREEMENT (“Agreement”) is made this 2nd day of January 2020 (“Effective Date”) by and between Euticals Inc. (“Supplier”), with a place of business at 2460 W. Bennett Street, Springfield, MO 65807 and Avadel CNS Pharmaceuticals, LLC (“Customer”), with a place of business at 16640 Chesterfield Grove Road, Suite 200, Chesterfield, MO 63005. Supplier and Customer may be referred to herein as a “Party” or “Parties” as the context requires.
WHEREAS, Customer is engaged in the business of developing, manufacturing and selling finished dosage form pharmaceutical products; and
WHEREAS, Supplier is engaged in the business of manufacturing and selling active pharmaceutical ingredients;
WHEREAS, Customer desires to purchase API (as defined below) from Supplier and, as of the Commencement Date (defined below), Supplier is willing to supply API to Customer on the terms and conditions of this Agreement; and
WHEREAS, the Parties intend to have Customer purchase API from Supplier and to have Supplier supply such API to Customer on a purchase order basis during the period between the Effective Date and the Commencement Date under the terms and conditions of this Agreement.
NOW, THEREFORE, intending to be legally bound hereby and in consideration of the mutual representations, warranties and covenants set forth in this Agreement and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:
Article 1
DEFINITIONS
The following terms have the following meanings in this Agreement:
1.1“Affiliate(s)” means any corporation, firm, partnership or other entity which controls, is controlled by or is under common control with a Party for as long as such control exists; provided that any entity shall not be deemed an “Affiliate” of a Party solely because an investment company controls both the entity and the Party. For purposes of this definition, “control” shall mean the ownership (direct or indirect) of at least fifty percent (50%) of the voting share capital of such entity or any other comparable equity or ownership interest or any other arrangement whereby an entity controls or has the right to control the board of directors or equivalent governing body of the subject entity, or the ability to cause the direction of the management or policies of such subject entity.
1.2“API” means the active pharmaceutical ingredient sodium oxybate (CAS 591-81-1).
1.3“Batch” means a quantity of API manufactured by Supplier for Customer.
1.4“Business Day” means any day that is not a Saturday, Sunday, or other day on which commercial banks are required or authorized to be closed in Springfield, Missouri.
1.5“Certificate of Analysis” means the certificate that accompanies each Batch of API and which lists the test methods, acceptance limits and release test results of that specific Batch.

Certain information indicated with [***] in this document has been omitted from this exhibit because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

1.6“cGMP” means current good manufacturing practices for active pharmaceutical ingredients promulgated by applicable Regulatory Authorities, as amended from time to time.
1.7“Commencement Date” means the earlier of i) the first day on which an applicable regulatory or governmental authority in the Territory approves a finished dosage form pharmaceutical product containing API for commercial distribution, or ii) the first day on which Customer submits to Supplier a Purchase Order for a Batch of API designated by Customer for use in the manufacture of a validation batch of finished dosage form pharmaceutical product containing such API.
1.8“Confidential Information” means all information furnished by Supplier or Customer, or any of their respective representatives or Affiliates, to the other, its representatives or Affiliates, in any form, including but not limited to written, verbal, visual, electronic or in any other media or manner, whether or not such information is identified as confidential at the time of disclosure. Confidential Information also includes the terms of this Agreement.
1.9“Contract Year” means each consecutive 12 calendar month period during the Term, the first of which commences on the Commencement Date; provided, however, that if the Commencement Date occurs on a day other than January 1st, then the first Contract Year shall commence on the Commencement Date and end on December 31st o£ the same calendar year. Thereafter, each subsequent Contract Year will commence on January 1st of a given calendar year and end on December 31st of the same calendar year. By way of example, if the Commencement Date occurs on February 1, 2022, the first Contract Year would commence on February 1, 2022, and end on December 31, 2022. Under this example, the second Contract Year would commence on January 1, 2023, and end on December 31, 2023.
1.10“DEA” means the U.S. Drug Enforcement Administration or any successor thereto.
1.11“Delivery” means, with respect to each Batch, the transfer of the Batch to the transportation carrier DAP to Customer’s named facilities (Incoterms 2010), or, if Customer requests Supplier to store the Batch pursuant to Section 4.5, delivery of the Batch to storage.
1.12“Facility” means the manufacturing facility of Supplier at 2460 W. Bennett Street - Springfield, MO 65807 - USA or such other U.S.-located manufacturing facility of Supplier or its Affiliates (or of any duly authorized sub-contractor under Section 15.7 of this Agreement) as shall have been notified to Customer pursuant to Section 2.2.
1.13“Intellectual Property” means all discoveries, inventions, know-how, developments, methods, techniques, trade secrets, innovations, updates, modifications, enhancements, improvements, copyrights, data, documentation, processes, procedures, specifications and other intellectual property of any kind, whether or not protectable under patent, trademark, copyright or similar laws.
1.14“Price Change Date” means January 1 of each Contract Year with notification of any price change for any given Contract Year being issued by Supplier on or before September 1 of the preceding Contract Year (i.e., four (4) months prior to the Price Change Date, which corresponds to the Firm Period of the Forecasts described in Section 3.2 below).
1.15“Purchase Order” means the written order placed by Customer for quantities of API required to be manufactured and supplied by Supplier under this Agreement.

Certain information indicated with [***] in this document has been omitted from this exhibit because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

1.16“Quality Agreement” means the Supplier-provided agreement specifying the roles and responsibilities of the Parties with respect to quality assurance/ quality control activities for the API.
1.17“Raw Materials” means all raw materials, supplies, components and packaging necessary to manufacture and ship the API in accordance with the Specifications.
1.18“Regulatory Authority” means any governmental regulatory authority within the Territory responsible for granting or maintaining regulatory approval for the API or otherwise having jurisdiction over its development, manufacture, market approval, sale, distribution, packaging or use.
1.19“Specifications” means the written specifications and quality standards, including tests, analytical procedures and acceptance criteria, set forth in Exhibit B of this Agreement and established by Supplier to ensure the characteristics and quality of API.
1.20“Supplier IP” means Intellectual Property owned by Supplier, or licensed by Supplier from Third Parties, whether existing independent of this Agreement or improved or developed in the course of manufacturing API under this Agreement.
1.21“Territory” means [***].
1.22“Third Party” means any person, entity or other party other than the Parties hereto and their respective Affiliates.
Article 2

SUPPLY
2.1 Supply and Purchase of API. During the Term, Supplier shall manufacture and supply to Customer, and Customer shall purchase from Supplier, API in accordance with the terms and conditions of this Agreement. Notwithstanding anything to the contrary in this Agreement, the Parties agree that Supplier shall use commercially reasonable efforts to timely secure any DEA quotas necessary to supply API to Customer; provided, however, that Supplier shall have no liability to Customer under this Agreement in the event that, after Supplier’s exertion of commercially reasonable efforts to timely secure DEA manufacturing quota, any such manufacturing quota from the DEA restricts, or is anticipated to restrict, Supplier’s ability to supply API to Customer.
2.2 cGMP. Supplier shall manufacture the API at the Facility in accordance with cGMP, the Specifications, the Quality Agreement and all laws, regulations and other legal requirements of Regulatory Authorities applicable to the manufacture of the API at the Facility. The initial Facility shall be located at 2460 W. Bennett Street, Springfield, Missouri 65807. Supplier shall be free, at any time, to change the Facility in which the API is manufactured to any other U.S-located facility that is owned or operated by Supplier and/or its Affiliates; provided, however, that Supplier will notify Customer at least [***] prior to such change. In the event Supplier changes the Facility pursuant to this Section 2.2, Customer shall have the right to revise the currently outstanding Forecast, including Firm Period, in order to reflect increased quantities of API and issue additional or revise currently outstanding Purchase Orders in order to reflect such increased quantities of API in order to obtain safety stock; provided that Supplier shall use commercially reasonable efforts to satisfy, but shall have no obligation to fulfill, any quantities in excess of [***] of the amount of API forecasted in the original Forecast.

Certain information indicated with [***] in this document has been omitted from this exhibit because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

2.3 Specifications. All of the API supplied by Supplier shall comply with the Specifications at the time of Delivery.
2.4 Non-Exclusivity. Notwithstanding anything to the contrary herein, Supplier shall manufacture and supply the API to Customer on a non-exclusive basis, and Supplier reserves the right to manufacture and sell the API for itself, its Affiliates and Third Parties for any purpose. Except with respect to Customer’s Minimum Purchase Requirement, the Parties agree that this Agreement does not obligate Customer to purchase its requirements of the API from Supplier.
2.5 Raw Materials. Supplier shall be responsible for procuring, inspecting, testing and releasing Raw Materials as necessary to manufacture the API covered by Purchase Orders, unless otherwise agreed to by the Parties in writing. In the event of (i) a Specification change for any reason, (ii) termination or expiration of this Agreement for any reason other than termination by Customer for Supplier’s material breach, as per Section 12.2(i) of this Agreement, or (iii) obsolescence of any Raw Material, Customer shall bear the cost of such quantities of unused Raw Materials that were purchased by Supplier to enable it to comply with its obligations with respect to any applicable Firm Period quantities or issued Purchase Orders.
Article 3
MINIMUM COMMITMENTS, FORECASTS & PURCHASE ORDERS
3.1     Minimum Commitments. During the Term, Customer shall purchase from Supplier in each Contract Year no less than [***] of Customer’s total API purchase requirements for the Territory for said Contract Year (“Minimum Purchase Requirement”), provided that each Purchase Order shall be in full Batch sizes. In the event Customer orders for delivery during a Contract Year less than their applicable Minimum Purchase Requirement, Customer shall fulfill such Minimum Purchase Requirement by issuing a Purchase Order for the difference between the ordered quantity and the Minimum Purchase Requirement at the then applicable Unit Price for such outstanding amounts. Within [***] after the end of any given Contract Year, Customer shall provide to Supplier written certification signed by a Customer officer or officer’s designee certifying that Customer has complied with its Minimum Purchase Requirement for said Contract Year. Upon [***] advanced, written notice, and at a mutually agreed upon time, Customer shall permit an independent certified public accounting firm selected by Supplier and reasonably acceptable to Customer to have access to its relevant records in a manner sufficient to enable Supplier to audit its requirements for API in any given Contract Year and confirm compliance with the Minimum Purchase Requirement with respect to such Contract Year. Costs of the audit will be borne by Supplier, except that Customer shall pay all such costs in the event Customer’s orders for delivery during such Contract Year totaled less than [***] of the Minimum Purchase Requirement applicable with respect to such Contract Year. Any dispute as to whether Customer has satisfied any portion of its Minimum Purchase Requirement shall not relieve Customer from satisfying its payment obligations with respect to any undisputed amounts of such Minimum Purchase Requirement. Without limiting the foregoing, Customer shall use all commercially reasonable efforts to timely cooperate with and respond to any requests from Supplier and/or the auditor arising during the course of any audit.
3.2    Forecasts. No later than ten (10) days prior to the first day of each calendar month, Customer shall provide to Supplier a twelve (12) month rolling forecast estimating its monthly requirements for API from Supplier with respect to the twelve (12) month period commencing on the first day of the following month (by way of example, if Customer provides a forecast on September 15, 2022, the twelve (12) month period shall be October 1, 2022 through September 30, 2023) (each, a “Forecast”). The first [***] of each Forecast shall be binding on Customer (the “Firm Period”), and the last [***] months of each Forecast shall constitute an estimate of Customer’s requirements for API that is supplied for the convenience of Supplier only, is not

Certain information indicated with [***] in this document has been omitted from this exhibit because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

binding on either Party, and shall not itself be deemed an order for API. Supplier agrees to notify Customer within [***] Business Days after receipt of the Forecast if Supplier can or cannot comply and deliver any portion of such Forecast. If Supplier cannot confirm that it can comply and deliver any quantity of API forecasted in the Firm Period of a given Forecast, then Customer has the right to purchase from a Third Party such quantity of API forecasted in such Firm Period that Supplier is unable to deliver and to deduct such quantity of API from the calculation of Customer’s Minimum Purchase Requirement for such Contract Year. If such lack of confirmation occurs more than once in any given Contract Year, then the Minimum Purchase Requirement for such Contract Year shall be eliminated.
3.3 Purchase Orders.
(i) Customer shall, in accordance with Supplier’s lead time of [***], place Purchase Orders via email to Supplier with Supplier for the quantities of API indicated in the then-current Forecast’s Firm Period and confirmed by Supplier pursuant to Section 3.2. Supplier shall have no obligation to fulfill any Purchase Orders submitted without such required [***] lead time. Subject to the terms of Section 3.3(iii), Purchase Orders shall constitute a binding, non-cancellable obligation of Customer to purchase API so ordered. Each Purchase Order issued hereunder shall be governed by the terms and conditions of this Agreement, and Supplier hereby specifically rejects any different or additional terms and/or conditions contained in any such Purchase Order.
(ii) Each Purchase Order submitted to Supplier by Customer shall be for no less than i) [***] of API if submitted in the first Contract Year, and ii) no less than [***] of API if submitted in any subsequent Contract Year.
(iii) Supplier shall provide Customer with a written confirmation of its ability or inability to satisfy each Purchase Order within [***] following Supplier’s receipt thereof. If Supplier fails to provide Customer with such written confirmation [***] following Supplier’s receipt thereof, such failure shall be deemed Supplier’s acceptance of the delivery date and quantity terms of the Purchase Order and confirmation of Supplier’s ability to satisfy the entirety of such Purchase Order. Until the earlier of (a) Customer’s receipt of Supplier’s written confirmation of its ability to satisfy the Purchase Order and (b) the [***] after Supplier’s receipt of the Purchase Order, Customer shall have the right to cancel such portion of the Purchase Order that solely relates to quantities of API under the then-current Forecast’s Firm Period that have not been previously forecasted under any prior Forecast’s Firm Period.
(iv) Notwithstanding the foregoing, any failure by Customer to comply with its obligations under this Agreement to issue Purchase Orders for quantities of API indicated in any Firm Period shall not relieve Customer of its obligation to pay for those confirmed quantities set forth in such Firm Period on a take-or-pay basis.
Article 4
PRICING AND PAYMENT
4.1 Pricing. For all API ordered and intended for delivery during the first Contract Year, Customer shall pay to Supplier the unit price of $[***] (“Unit Price”), which Unit Price shall be subject to adjustment pursuant to Section 4.2.
4.2 Price Change.
(i) Supplier may implement a change [***] in the Unit Price for API on each Price Change Date during the Term in an amount equal to the total percentage change in the Producer Price

Certain information indicated with [***] in this document has been omitted from this exhibit because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

Index, Pharmaceutical Preparation Manufacturing (Series ID [***]) as published by the U.S. Department of Labor, Bureau of Labor Statistics (“PPI”) during the immediately preceding twelve (12) month period ending June 30th (or if such PPI data is not available for the timely implementation of the increase in Unit Price, the most recent twelve (12) month period for which such PPI data is available). Notwithstanding the foregoing, in no event shall any annual change in the Unit price for API exceed a [***] increase in Unit Price.
(ii) [Intentionally omitted]
(iii) Any change in the Unit Price shall be applicable to all API delivered on or after the Price Change Date, and Purchase Orders for API ordered prior to the Price Change Date but to be delivered on or after the Price Change Date shall be modified/re-issued by Customer to account for the change in Unit Price.
4.3 Taxes; Duty. All taxes and duties deemed owing and assessed by a federal or state government agency on the Raw Materials, API or otherwise in connection with delivery of API (other than taxes based upon Supplier’s income) are the responsibility of Customer, and Customer shall reimburse Supplier for any such taxes, duties or other expenses paid by Supplier.
4.4 Payment Terms. Supplier shall invoice Customer for each Batch of API upon Delivery. Invoices should be sent to [***]. Unless otherwise set forth in this Agreement, Customer shall pay all undisputed invoices within [***] days after the date of such invoice. All invoices and payments required to be paid hereunder shall be paid in US Dollars, and all such payments shall be made electronically in immediately available funds to the account specified by Supplier, unless the Parties agree to settle such payments through other means. In the event an undisputed payment is not received by Supplier within [***] of the due date for such payment, then such unpaid, undisputed amount shall accrue interest at the rate of [***] per month compounded monthly until paid in full.
4.5 Delivery; Storage. Title to and risk of loss of each Batch of API shall transfer to Customer upon Delivery. If Customer does not request Supplier to ship a Batch of API upon receipt of written notice from Supplier of the API’s availability to be shipped, Customer shall immediately provide a written request to Supplier to store the Batch of API using the form in Exhibit A and Supplier shall store such Batch at Supplier’s facilities or Third Party storage location under commercially reasonable storage conditions (e.g., appropriate temperature and/or humidity control, absence of potential contaminants) for [***] at no cost and, thereafter, at a monthly storage charge to Customer for the duration of storage, billed at Supplier’s (or Third Party’s as applicable) then current standard monthly storage fees and minimums, pro-rated for any partial month. For all API stored by Supplier, absent Supplier’s obligation to store the API under commercially reasonable storage conditions, Customer agrees that: (i) Customer has title and risk of ownership; (ii) Customer has made a fixed commitment to purchase such API; (iii) Customer is responsible for any decrease in market value of such API that relates to factors and circumstances outside of Supplier’s control; (iv) Customer is responsible for obtaining insurance for such API during the storage period, if desired; and (v) Customer is responsible for arranging transportation of the API to Customer’s final destination, at the sole risk and expense of Customer.
4.6 Failure to Supply. Provided that Customer is not in breach of the forecasting requirements set forth in Section 3.2 of this Agreement or the Purchase Order lead times set forth in Section 3.3 of this Agreement, in the event Supplier is unable, or notifies Customer that it is unable, for any reason (except for an event of Force Majeure under Section 15.12) to supply API in accordance with the quantities and Delivery dates specified by Customer in an accepted Purchase Order, Supplier shall promptly notify Customer, and the Minimum Purchase Requirement for the

Certain information indicated with [***] in this document has been omitted from this exhibit because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

Contract Year in which such failure to supply occurs shall be reduced by the quantity of API set forth in such Purchase Order.
Article 5
NON-CONFORMING API
5.1 Notice of Rejection. Subject to the exception for Latent Defects below, Customer may reject a Batch of API (each, “Nonconforming API”) solely if such Batch does not comply with the Specifications and the DMF at the time of Delivery. Customer shall inspect each Batch of API within [***] of Delivery and shall notify Supplier in writing within such period if the Batch is Nonconforming API. The notice of rejection by Customer shall specify the reasons for rejection and be accompanied by analyses or other documentation evidencing such reasons for rejection. Promptly upon providing its notice of rejection, Customer shall return the corresponding Batch to Supplier. All shipping costs for the returned Batch shall be borne by Customer; provided that Supplier shall be responsible for said costs if, pursuant to Section 5.2, (i) Supplier accepts Customer’s rejection of the Batch, or (ii) the independent Third Party rules in favor of Customer. In the case of any shipment of Batch of API with defects existing at the time of Delivery that could not be reasonably discovered by Customer during its inspection pursuant to this Section 5.1 (“Latent Defects”), each Party shall notify the other Party of any such Latent Defect discovered by such Party promptly following such Party’s discovery thereof. Supplier will, as Customer’s sole and exclusive remedy for such Latent Defects, replace such Batch of API with Latent Defects until the earlier of (i) [***] from the date of Delivery of said shipment, or (ii) the date on which such Batch of API goes into formulation.
5.2 Dispute Resolution. Within [***] of receiving a notice of rejection pursuant to Section 5.1, Supplier shall respond stating whether it accepts or disputes the rejection. If Supplier, acting reasonably and in good faith, disagrees that the API is Nonconforming API, Customer and Supplier will engage individuals from each Party with authority to discuss and settle any such dispute. In the event such dispute is not settled through discussion, then the Parties will in writing agree on a mutually acceptable independent Third Party with the appropriate expertise to assess the conformity or non-conformity of the rejected API to the Specifications at the time of Delivery. The independent Third Party shall test the applicable API and the relevant Batch Records and other relevant documentation to determine whether such API complied with the Specifications at the time of Delivery. The Party against whom the independent Third Party rules shall bear the costs of testing and review by such independent Third Party. If the independent Third Party determines Customer incorrectly rejected such API, Customer shall purchase and pay for both the initially rejected API and any replacement API produced at its request. In the event Supplier agrees with Customer’s rejection of a Batch of API or the independent Third Party determines that Customer rightfully rejected such Batch, Supplier shall either, as directed by Customer, (i) replace as soon as possible (and, in all events, within [***]) the rejected portion of the Batch, or (ii) credit a pro-rata portion of the amount paid by Customer with respect to such Batch based on the percentage of such Batch that is Nonconforming API. In addition, the Minimum Purchase Requirement for the Contract Year in which such Nonconforming API is discovered shall be reduced by such quantity of Nonconforming API. In the event more than one (1) Batch of API in any Contract Year includes Nonconforming API, the Minimum Purchase Requirement for that Contract Year may be reduced by the amount of such Nonconforming API; provided further that if more than one (1) Batch of API in any Contract Year includes Nonconforming API in any two consecutive Contract Years, then the Minimum Purchase Requirement shall be eliminated. Notwithstanding any other provision of this Agreement, the remedies set forth in the foregoing sentences shall be Customer’s sole and exclusive remedies for Nonconforming API.

Certain information indicated with [***] in this document has been omitted from this exhibit because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

Article 6
QUALITY & REGULATORY MATTERS; RECORDS
6.1 Quality Agreement. The Parties agree to negotiate and execute a Quality Agreement. Such Quality Agreement shall in no way determine liability or financial responsibility of the Parties for the responsibilities set forth therein. The terms of this Agreement shall govern in the event of a conflict between the provisions hereof and any provision in the Quality Agreement, except to the extent that such provision relates to compliance with cGMP requirements and/or applicable regulatory laws and regulations, in which case the Quality Agreement’s provision shall govern.
6.2 Permits; Regulatory Compliance. Supplier will be responsible for obtaining and maintaining at its expense, any licenses or permits, and any regulatory or governmental approvals necessary for Supplier’s manufacture of API at its manufacturing site. Customer will be responsible for maintaining full compliance with regulatory requirements as it relates to the API or its testing after Delivery. Each Party agrees to provide the other with reasonable assistance and take all reasonable actions requested by the other that are necessary or desirable to enable the other Party to comply with any law or regulation applicable to the API, or any ingredient of the API, or to the testing of the API.
6.3 Customer Audits. Customer shall have the right to conduct, upon not less than [***] prior written notice and no more than [***] each calendar year during the Term, routine non-financial audits (i) at Supplier’s manufacturing site for the API solely to confirm that the manufacturing is or has been performed in compliance with applicable laws, regulations, Specifications, and as agreed to in the Quality Agreement or any other mutual understanding between the Parties, and (ii) of Supplier’s non-financial records relating to the manufacture and quality control of the API as are relevant to assuring Supplier’s compliance with this Agreement. Customer shall also have the right to conduct, upon not less than [***] prior written notice “for cause” audits during the Term. The scope of any such “for cause” audit shall include all non-financial information reasonably related to the API and such cause for requesting such audit. Except with respect to the routine and “for cause” audits provided above, Supplier shall invoice Customer, and Customer shall pay Supplier, for any additional inspections and/or audits, including any pre-approval inspections by the FDA pursuant to Section 6.6 below, rates as determined based on timing of the audit, resource demand, and any production disruption that may be caused by such an audit, such additional audits not to exceed one (1) each calendar year. Supplier will use all commercially reasonable efforts to accommodate the requested audit date. All audits shall be carried out during normal business hours and performed in such a manner as not to unduly interfere with Supplier’s business. All findings from any audit conducted under this Section 6.3 shall be communicated to Supplier, in writing, within [***] of such audit. “For cause” audit means audits to address a specific quality failure at Supplier’s facility that directly relates to the API.
6.4 Recalls. Subject to the exception set forth below in this Section 6.4, in the event any regulatory authority issues, or Customer voluntarily undertakes, a recall in the Territory of any API or any finished dosage form pharmaceutical product containing API, Supplier and Customer shall fully cooperate with each other in connection therewith. Supplier shall comply with such a request, directive, order or determination, and fees associated with such compliance shall be borne by Customer. Notwithstanding the foregoing, Customer shall bear the expenses of any recall in the Territory of any API or any finished dosage form pharmaceutical product containing API, and neither Supplier nor its Affiliates will be financially responsible for the costs of, or associated with, any such recall. The foregoing portion of this Section 6.4 is subject to the following exception under which Supplier (and not Customer or its Affiliates) will be financially responsible for the costs of, or associated with, a recall. In the event any regulatory authority issues, or Supplier voluntarily undertakes, a recall in the Territory of API, wherein such recall is

Certain information indicated with [***] in this document has been omitted from this exhibit because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

attributed to an API defect that occurred while the API was under sole control of and solely caused by Supplier. Under such exception, Supplier and Customer shall fully cooperate with each other in connection therewith and Customer shall comply with such a request, directive, order or determination, and fees associated with such compliance shall be borne by Supplier. Notwithstanding the foregoing, Supplier shall bear the expenses of any such recall in the Territory of any API that falls within the exception listed above, and neither Customer nor its Affiliates will be financially responsible for the costs of, or associated with, any such recall.
6.5 Records. Supplier shall maintain adequate and accurate records covering the manufacturing of API in accordance with cGMP, the Specifications, the Quality Agreement, the DMF and Supplier’s standard operating procedures.
6.6 Regulatory Inspections. Subject to Section 6.3, Supplier agrees to permit representatives of any relevant Regulatory Authority access, during normal business hours, to relevant records, information, personnel and facilities directly related to the manufacture of API hereunder. Supplier shall notify Customer within [***] if a Regulatory Authority schedules, or without scheduling, begins an inspection or audit concerning the API manufactured and supplied hereunder. In addition, Supplier shall provide Customer within [***] with a copy of any inspection report observations issued by any Regulatory Authority related to the manufacture, generation, processing, storage, transportation, distribution, treatment, disposal or other management of API supplied hereunder. Supplier will respond to all inspection report observations by any Regulatory Authority in a timely manner and take all appropriate corrective actions required by such Regulatory Authority. Supplier will provide Customer with a copy of all responses to any such inspections as soon as practicable after filing the same with the Regulatory Authorities and any follow-up correspondences with the Regulatory Authorities.
6.7 Drug Master Files. Supplier shall maintain the drug master file containing information related to the API submitted to the FDA, including all amendments or supplements thereto (“DMF”). Supplier shall provide Customer with a letter of authorization permitting Customer to reference the DMF to the extent Customer uses API manufactured pursuant to this Agreement to apply for marketing authorizations for the API in the Territory. In addition, Supplier shall provide Customer or the appropriate Regulatory Authority (as the case may be) with any and all other information reasonably requested by such Regulatory Authority and related to Supplier’s manufacture of API at its facility, provided that prior to extraordinary expenses Supplier may incur while providing such assistance the Parties shall negotiate in good faith to allocate responsibility for such expenses. Supplier will promptly notify Customer of any material revisions, amendments, or additions to the DMF. Without limiting the generality of the foregoing, if such revisions, amendments or additions to the DMF are required or recommended by a Regulatory Authority, Supplier will respond to such observations by any Regulatory Authority in a timely manner and take all appropriate corrective actions required by such Regulatory Authority.
6.8 Changes in Production. If Supplier determines it necessary, prudent or desirable to make any change to materials, processes, sources or equipment, and if such change is material to the API and/or the DMF, Supplier will notify Customer of such change [***] prior to making such change. In such cases, Customer reserves the right to increase Forecasts (including Firm Periods) and issue additional or revise Purchase Orders reflecting such updated Forecasts in order to increase ordered quantities of API in order to obtain safety stock; provided that Supplier shall use commercially reasonable efforts to satisfy but shall have no obligation to fulfill any orders for quantities in excess of [***] of the amount forecasted in the original Forecast.

Certain information indicated with [***] in this document has been omitted from this exhibit because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

Article 7
REPRESENTATIONS AND WARRANTIES
7.1 Supplier. Supplier represents and warrants to Customer that (i) all API sold to Customer pursuant to this Agreement will be manufactured in accordance with cGMP, the Specifications, the Quality Agreement, and Supplier’s standard operating procedures, and will meet the Specifications at the time of Delivery; (ii) Supplier has conducted a commercially reasonable amount of freedom-to-operate diligence for its Product manufacturing processes, and to Supplier’s actual knowledge, such processes do not infringe upon the Intellectual Property rights of any Third Party identified in such diligence (iii) excluding any application or combination of Supplier IP with Customer-provided materials or Customer’s Intellectual Property, Supplier’s use of Supplier IP in order to manufacture API under this Agreement will not infringe upon the Intellectual Property rights of any Third Party; and (iv) it is not using and it will not use the service of any person or entity if such person or entity is debarred or otherwise excluded by the FDA (under the Generic Drug Enforcement Act of 1992) or any other Regulatory Authority in the Territory.
7.2 Customer. Customer represents and warrants to Supplier that Customer will comply with all applicable laws in relation to its use of the API.
7.3 Mutual Representations. Each Party represents and warrants that:
(i) It is duly organized and validly existing under the laws of the jurisdiction of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.
(ii) This Agreement is a legal and valid obligation of it, binding upon it and enforceable against it in accordance with the terms of this Agreement.
(iii) The execution, delivery and performance of this Agreement by it does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which such Party may be bound and does not violate any law or regulation of any court, governmental body, or other administrative authority having authority over it.
7.4 Limitations; Disclaimer. THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS ARTICLE 7 ARE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES MADE BY EACH PARTY TO THE OTHER AND NEITHER PARTY MAKES ANY OTHER REPRESENTATIONS, WARRANTIES OR GUARANTEES OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY, QUALITY, NON-INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES OR FITNESS FOR A PARTICULAR PURPOSE.
Article 8
CONFIDENTIAL INFORMATION
8.1 Mutual Confidentiality Obligation. Supplier and Customer agree that they will not disclose the other Party’s Confidential Information to any Third Party without the prior written consent of the other Party except as required by law, regulation or court or administrative order; provided, however, that prior to making any such legally required disclosure, the Party making such disclosure shall give the other Party as much prior notice of the requirement for and contents of such disclosure as is practicable under the circumstances. Notwithstanding the foregoing, each Party may disclose the other Party’s Confidential Information to any of its representatives or

Certain information indicated with [***] in this document has been omitted from this exhibit because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

Affiliates under this Agreement that (A) need to know such Confidential Information for the purpose of performing under this Agreement, and (B) agree to be bound by written confidentiality obligations no less stringent than those set forth in this Article.
8.2 Restrictions on use. Each Party agrees that it shall not use the other Party’s Confidential Information except for purposes of fulfilling its obligations under this Agreement or as otherwise expressly contemplated by this Agreement.
8.3 Exclusions. Notwithstanding anything to the contrary herein, the obligations of confidentiality and non-use under this Agreement will not apply to Confidential Information that (A) is or becomes generally available to the public or within the industry to which such information relates other than as a result of a breach of this Agreement, or (B) is already known by the receiving Party at the time of disclosure as evidenced by the receiving Party’s written records, or (C) becomes available to the receiving Party on a non-confidential basis from a source that is entitled to disclose it on a non-confidential basis, or (D) was or is independently developed by or for the receiving Party without use of the disclosing Party’s Confidential Information.
8.4 Ownership. All Confidential Information will remain the sole property of the Party disclosing such information or data.
8.5 Return of Confidential Information. Upon termination of this Agreement, the receiving Party shall, upon request, promptly return, within thirty (30) days, all Confidential Information, received or assessed, including any copies thereof, and cease its use, or promptly destroy the same and (if requested) certify such destruction to the disclosing Party; except for a single copy thereof, which may be retained for the sole purpose of determining the scope of the obligations incurred under this Agreement.
8.6 Survival. The obligations of this Article 8 will terminate [***] from the expiration or termination of this Agreement; provided that Customer’s confidentiality obligations under this Article 8 with respect to Supplier IP shall survive for an indefinite term.
Article 9
INTELLECTUAL PROPERTY
9.1 Supplier IP. Supplier has, and shall retain, sole and exclusive rights of ownership in and to any Supplier IP, and Customer does not acquire any license or other right to Supplier IP except to the extent necessary for the limited purpose of using API manufactured and supplied under this Agreement to manufacture, market, offer for sale, sell, distribute, import and export (as well as any other reasonably foreseeable business activity) in the Territory finished dosage form pharmaceutical products that include API.
9.2 No Other Licenses. Except as expressly set forth in this Agreement, nothing in this Agreement shall be deemed to grant to either Party any right or license to or under any Intellectual Property of the other Party.
Article 10
INDEMNIFICATION
10.1 Indemnification by Supplier. Supplier shall indemnify, defend and hold harmless Customer and its directors, officers and employees from and against any and all losses, liabilities, damages, costs and expenses (including reasonable attorneys’ fees) resulting from or arising out of any suit, demand, claim or action by any Third Party (“Losses”) to the extent arising out of (i)

Certain information indicated with [***] in this document has been omitted from this exhibit because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

Supplier’s gross negligence or willful misconduct, or (ii) Supplier’s material breach of its representations or warranties under this Agreement,; except, in each case, to the extent of the amount of any Losses arising out of claims for which Customer is obligated to indemnify Supplier.
10.2 Indemnification by Customer. Customer shall indemnify, defend and hold harmless Supplier and its directors, officers, and employees from and against any and all Losses to the extent arising out of (i) the marketing, sale, distribution, further development of or use of the API, including, but not limited to, use in human subjects, or any side effects, contraindications, illness, and/or death resulting from use of the API (whether based on strict liability, inherent design defect, negligence, failure to warn, breach of contracts or any other theory of liability), (ii) infringement of Third Party Intellectual Property arising from Customer’s use or sale of API, (iii) Customer’s gross negligence or willful misconduct, or (iv) Customer’s breach of its representations and warranties under this Agreement; except, in each case, to the extent of the amount of any Losses arising out of claims for which Supplier is obligated to indemnify Customer.
10.3 Non-Party Subpoenas, etc. In the event a subpoena or other court order requiring personal appearance or production of documents is received by Supplier in respect of litigation that Customer is involved in and to which Supplier is not a party, Customer agrees that Supplier shall obtain its own counsel, and Customer agrees to indemnify Supplier from and against any and all reasonable costs and expenses (including reasonable legal fees and expenses) reasonably relating to responding to such subpoena and any required internal investigations.
10.4 Indemnification Procedures. In the event either Party seeks indemnification under the terms of this Article 10 (the “Indemnified Party”), it shall inform the other Party (the “Indemnifying Party”) of the claim within [***] of receipt of notice of such claim, provided that failure to provide notice shall not eliminate the Indemnifying Party’s obligation under this Section 10.4 except to the extent the Indemnifying Party has been prejudiced by such failure. The Indemnifying Party shall have the sole right to assume direction and control of the defense of any indemnified claim, which shall be at the Indemnifying Party’s cost. The Indemnified Party shall cooperate as requested by, and at the expense of, the Indemnifying Party, in the defense of the claim. The Indemnifying Party shall not cease to defend, settle or otherwise compromise any claim or suit in any manner which requires the Indemnified Party to provide any consideration, admit fault or take any other action that would be binding on such Indemnified Party without the prior written consent of the Indemnified Party. The Indemnifying Party shall not have any obligation to the Indemnified Party under this Article 10 for any claim settled by the Indemnified Party without the Indemnifying Party’s prior written consent.
Article 11
INSURANCE
Each Party shall maintain appropriate product liability and commercial general liability insurance with respect to its obligations under this Agreement as each Party customarily maintains with respect to similar activities. Each Party shall provide the other Party with evidence of such insurance upon written request.
Article 12
TERM AND TERMINATION
12.1 Term. Unless earlier terminated under Section 12.2 below, this Agreement shall commence on the Effective Date and shall continue until (i) the December 31st immediately following the [***] anniversary of the Commencement Date, if the Commencement Date occurs on a day other

Certain information indicated with [***] in this document has been omitted from this exhibit because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

than January 1st, or (ii) the expiration of the [***] Contract Year, if the Commencement Date occurs on January 1st (“Initial Term”). By way of example, if the Commencement Date occurs on [***], then the Initial Term shall expire on [***]. This Agreement shall automatically renew for an additional term of one (1) year (such one-year term being the “Renewal Term”), unless either Party provides written notice of its intent not to renew the Agreement at least [***] prior to the end of the Initial Term. The sum of the Initial Term and any such Renewal Term are collectively referred to herein as the “Term” of this Agreement.
12.2 Termination by Either Party.
(i) Material Breach. Either Party may terminate this Agreement effective upon [***] prior written notice to the other Party, if the other Party commits a material breach of this Agreement and fails to cure such breach by the end of such [***] period; provided, however, that if Customer fails to pay undisputed amounts under this Agreement within [***] after such payments are due, then Supplier shall be relieved of any further obligation to perform under this Agreement until such undisputed amounts are paid to Supplier by Customer, and such relief from performance during such period of delayed payment shall not be deemed a material breach of this Agreement.
(ii) Bankruptcy. Either Party may terminate this Agreement effective upon written notice to the other Party, if the other Party becomes insolvent or admits in writing its inability to pay its debts as they become due, files a petition for bankruptcy, makes an assignment for the benefit of its creditors or has a receiver, trustee or other court officer appointed for its properties or assets.
12.3 Effect of Termination. In the event of any termination or expiration of this Agreement, other than as a result of Supplier’s material breach, bankruptcy or other insolvency event, Supplier shall be entitled to payment for (i) API previously delivered (except and to the extent that such Batch of API is finally determined to be Nonconforming API pursuant to Article 5), which payment shall be due in accordance with Section 4.4, (ii) quantities of API for any Firm Period not yet delivered, and (iii) unused Raw Materials pursuant to Section 2.5. Supplier shall deliver all other quantities of API or Raw Materials to Customer, and payment therefor shall be due within [***] of Delivery thereof to Customer.
Article 13
LIMITATIONS OF LIABILITY
13.1 IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ITS AFFILIATES FOR LOST PROFITS OR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR ANY OTHER SIMILAR TYPE OF DAMAGES OF THE OTHER PARTY OR ITS RELATED INDEMNIFIED PARTIES (INCLUDING ANY LOST PROFITS, DAMAGES FOR LOST BUSINESS OPPORTUNITY, OR ANY LOST REVENUES RELATING TO THE PERFORMANCE OF THIS AGREEMENT) WHETHER SUCH LIABILITY IS IN CONTRACT, TORT (INCLUDING NEGLIGENCE OR BREACH OF STATUTORY DUTY) OR OTHERWISE, WHETHER SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, OR WHETHER, IN ANY PARTICULAR SET OF CIRCUMSTANCES, SUCH DAMAGES ARE REASONABLY FORESEEABLE. THE FOREGOING WAIVER SHALL IN NO EVENT LIMIT A PARTY’S INDEMNITY OBLIGATIONS HEREUNDER.
13.2 EXCEPT WITH RESPECT TO SUPPLIER’S GROSS NEGLIGENCE, WILLFUL MISCONDUCT, OR SUPPLIER’S LIABILITY TO CUSTOMER FOR LOSSES RESULTING FROM THIRD PARTY CLAIMS PURSUANT TO SUPPLIER’S INDEMNIFICATION OBLIGATIONS SET FORTH IN ARTICLE 10, SUPPLIER’S AGGREGATE LIABILITY

Certain information indicated with [***] in this document has been omitted from this exhibit because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

UNDER THIS AGREEMENT SHALL IN NO EVENT EXCEED THE TOTAL FEES PAID BY CUSTOMER TO SUPPLIER FOR THE BATCH(ES) OF API GIVING RISE TO SUCH LIABILITIES, CLAIMS OR OBLIGATIONS.
Article 14
NOTICE
All notices and other communications hereunder shall be in writing and shall be deemed given: (A) when delivered personally; (B) when delivered by facsimile transmission (receipt verified); (C) when received or refused, if mailed by registered or certified mail (return receipt requested), postage prepaid; or (D) when delivered if sent by express courier service, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice; provided, that notices of a change of address shall be effective only upon receipt thereof):
To Customer:    Avadel CNS Pharmaceuticals, LLC
16640 Chesterfield Grove Road, Suite 200
Chesterfield, MO 63005
Attn: VP, Supply Chain & Operations
with a copy to:    [***]
To Supplier:    Euticals Inc.
c/o Albany Molecular Research, Inc.
26 Corporate Circle
Albany, NY 12203
Attn: [***]
with a copy to:    Albany Molecular Research, Inc.
26 Corporate Circle
Albany, NY 12203
Attn: Legal Department
Article 15
MISCELLANEOUS
15.1 Entire Agreement; Amendments. This Agreement, the attachments/Exhibits and any amendments thereto constitute the entire understanding between the Parties and supersedes any contracts, agreements or understanding (oral or written) of the Parties with respect to the subject matter hereof. No term of this Agreement may be amended except upon written agreement of both Parties.
15.2 Captions. The captions in this Agreement are for convenience only and are not to be interpreted or construed as a substantive part of this Agreement.
15.3 Further Assurances. The Parties agree to execute, acknowledge and deliver such further instruments and to take all such other incidental acts as may be reasonably necessary or appropriate to carry out the purpose and intent of this Agreement.
15.4 No Waiver. Failure by either Party to insist upon strict compliance with any term of this Agreement in any one or more instances will not be deemed to be a waiver of its rights to insist upon such strict compliance with respect to any subsequent failure.

Certain information indicated with [***] in this document has been omitted from this exhibit because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

15.5 Severability. If any term of this Agreement is declared invalid or unenforceable by a court or other body of competent jurisdiction, the remaining terms of this Agreement will continue in full force and effect.
15.6 Independent Contractors. The relationship of the Parties is that of independent contractors, and neither Party will incur any debts or make any commitments for or on behalf of the other Party except to the extent expressly provided in this Agreement. Nothing in this Agreement is intended to create or will be construed as creating between the Parties the relationship of joint ventures, co-partners, employer/employee or principal and agent.
15.7 Sub-Contractors. Supplier shall not, without the prior written consent of Customer, appoint any Third Party sub-contractor or any other Third Party to carry out its obligations under this Agreement. In the event Supplier appoints such a sub-contractor or other person to perform its obligations hereunder, Supplier shall remain liable to Customer for the performance of all its obligations and shall ensure that any such sub-contractor or other person reads and understands the implications of this Agreement.
15.8 Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the Parties, their successors and permitted assigns, and any entity that acquires rights to the API that is the subject hereof. Neither Party may assign this Agreement, in whole or in part, without the prior written consent of the other Party, except that either Party may, without the other Party’s consent, assign this Agreement to an Affiliate or to a successor to substantially all of the business or assets to which this Agreement pertains.
15.9 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware, excluding its conflicts of law provisions.
15.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. Any photocopy, facsimile or electronic reproduction of the executed Agreement shall constitute an original.
15.11 Survival. Termination or Expiration of this Agreement will not affect any rights and obligations of the Parties that arose prior to such termination or expiration. In addition, Articles 8 (Confidentiality), 9 (Intellectual Property), 10 (Indemnification), 11 (Insurance), 13 (Limitations of Liability), 14 (Notice), 15 (Miscellaneous) and Sections 4.5 (Delivery), 6.4 (Recalls), and 12.3 (Effect of Termination) shall survive expiration or termination of this Agreement, provided that the obligations under Article 8 shall survive only for the period stated therein.
15.12 Force Majeure. Except as to the Parties’ indemnity obligations under Article 10 and Customer’s payment obligations, neither Party shall be liable in damages for, nor shall this Agreement be terminable or cancelable by reason of, any delay or default in such Party’s performance hereunder if such default or delay is caused by events beyond such Party’s reasonable control including, but not limited to, acts of God, regulation or law or other action or failure to act instrument. Any photocopy, facsimile or electronic reproduction of the executed Agreement shall constitute an original.
15.13 Survival. Termination or Expiration of this Agreement will not affect any rights and obligations of the Parties that arose prior to such termination or expiration. In addition, Articles 8 (Confidentiality), 9 (Intellectual Property), 10 (Indemnification), 11 (Insurance), 13 (Limitations of Liability), 14 (Notice), 15 (Miscellaneous) and Sections 4.5 (Delivery), 6.4 (Recalls), and 12.3 (Effect of Termination) shall survive expiration or termination of this

Certain information indicated with [***] in this document has been omitted from this exhibit because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

Agreement, provided that the obligations under Article 8 shall survive only for the period stated therein.
15.14 Force Majeure. Except as to the Parties’ indemnity obligations under Article 10 and Customer’s payment obligations, neither Party shall be liable in damages for, nor shall this Agreement be terminable or cancelable by reason of, any delay or default in such Party’s performance hereunder if such default or delay is caused by events beyond such Party’s reasonable control including, but not limited to, acts of God, regulation or law or other action or failure to act of any government or agency thereof, war or insurrection, civil commotion, destruction of production facilities or materials by earthquake, fire, flood or storm, labor disturbances, epidemic, or failure of suppliers, public utilities or common carriers; provided, however, that the Party seeking relief hereunder shall promptly notify the other Party of such cause(s) beyond such Party’s reasonable control. The Party that may invoke this Section shall use all reasonable endeavors to reinstate its ongoing obligations to the other. If the cause(s) shall continue unabated for [***], then both Parties shall discuss and negotiate in good faith any required modifications to this Agreement.
IN WITNESS WHEREOF, the Parties have caused their duly authorized representative to execute this Agreement as of the dates written below.

Euticals Inc.	Avadel CNS Pharmaceuticals, LLC
By: /s/ Steve Lichter Name: Steve Lichter Title: President Date: January 4, 2020	By: /s/ Thomas S. McHugh Name: Thomas S. McHugh Title: Officer Date: January 2, 2020